                                                                  EXHIBIT 4.3(e)

                                  AMENDMENT TO
                            NOTE PURCHASE AGREEMENT


         THIS AMENDMENT TO NOTE PURCHASE AGREEMENT is made and entered into as of the 20th day of December, 1994 by and among ATMOS ENERGY CORPORATION (formerly Energas Company), a Texas corporation ("Borrower"), JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, and MELLON BANK N.A., TRUSTEE UNDER MASTER TRUST AGREEMENT OF AT&T CORPORATION DATED JANUARY 1, 1984 FOR EMPLOYEE PENSION PLANS - AT&T - JOHN HANCOCK - PRIVATE PLACEMENT (John Hancock Mutual Life Insurance Company and Mellon Bank N.A., Trustee being hereinafter collectively referred to as the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Purchasers entered into those certain Note Purchase Agreements, executed in multiple counterparts, dated as of December 21, 1987, as amended by two Amendments to Note Purchase Agreement dated October 11, 1989, November 12, 1991, and December 22, 1993 (such Note Purchase Agreements as amended being hereinafter referred to as the "Agreement"), pursuant to which Borrower sold to Purchasers its 8.94% Senior Notes in an aggregate principal amount of $10,000,000 and its 11.20% Senior Notes in an aggregate principal amount of $20,000,000; and

         WHEREAS, Borrower and Purchasers now desire to amend the Agreement in the manner hereinafter set forth, as evidenced by the execution hereof by the requisite percentage of the Purchasers holding the Senior Notes; and

         WHEREAS, Borrower has notified Purchasers that, effective December 31, 1994, Enermart, Inc., a Delaware corporation and Wholly Owned Subsidiary of Borrower, will transfer all of its assets into a Pennsylvania business trust, known as Enermart Trust, of which Enermart, Inc. is the sole certificate holder, and Borrower has requested Purchasers' consent to such transfer of assets;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The definition of "Subsidiary" in Section 1.02 of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

         "Subsidiary" means each corporation, trust, partnership, or association in which the Borrower owns, directly or through another such corporation, trust, partnership, or association, fifty percent or more of the voting securities. All references in the Agreements with respect to a Subsidiary organized in the form of a corporate entity shall be deemed, when appropriate, to refer also to a Subsidiary organized in the form of a trust, partnership, or association."

         2. Section 3.01(b) of the Agreement shall be, and hereby is, amended by adding the following sentence at the end of such section:

         "Enermart, Inc. is, and shall at all times be, the sole certificate holder of Enermart Trust, and Enermart Trust shall at all times be deemed a Wholly Owned Subsidiary under the Agreements and shall be bound by all applicable provisions of the Agreements."

         3. Purchasers, by their execution of this Amendment to Note Purchase Agreement, hereby consent to the transfer of the assets of Enermart, Inc. to Enermart Trust as described above.

         4. Except to the extent amended or modified herein, the Agreement is, and shall continue, in full force and effect in accordance with the terms and provisions thereof.

         5. This Amendment to Note Purchase Agreement may be executed in multiple counterparts, all of which shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note Purchase Agreement effective as of the date first written above.

ATMOS ENERGY CORPORATION             JOHN HANCOCK MUTUAL LIFE
                                     INSURANCE COMPANY


By: /s/ JAMES F. PURSER              By: /s/ MARILYN O. BOSS
    -------------------                  -------------------
    James F. Purser                          Marilyn O. Boss
    Executive Vice President and             Investment Officer
    Chief Financial Officer

                                     MELLON BANK N.A., TRUSTEE
                                     UNDER MASTER TRUST AGREEMENT
                                     OF AT&T CORPORATION DATED
                                     JANUARY 1, 1984 FOR EMPLOYEE
                                     PENSION PLANS - AT&T - JOHN
                                     HANCOCK - PRIVATE PLACEMENT
                                     DIRECTED BY JOHN HANCOCK
                                     MUTUAL LIFE INSURANCE COMPANY

                                     By: /s/ JUDITH A. MANION
                                         --------------------
                                             Judith A. Manion
                                             Assistant Officer

                                                                  EXHIBIT 4.3(e)

                                  AMENDMENT TO
                            NOTE PURCHASE AGREEMENT


         THIS AMENDMENT TO NOTE PURCHASE AGREEMENT is made and entered into as of the 20th day of December, 1994 by and among ATMOS ENERGY CORPORATION (formerly Energas Company), a Texas corporation ("Borrower"), JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, and MELLON BANK N.A., TRUSTEE UNDER MASTER TRUST AGREEMENT OF AT&T CORPORATION DATED JANUARY 1, 1984 FOR EMPLOYEE PENSION PLANS - AT&T - JOHN HANCOCK - PRIVATE PLACEMENT (John Hancock Mutual Life Insurance Company and Mellon Bank N.A., Trustee being hereinafter collectively referred to as the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Purchasers entered into those certain Note Purchase Agreements, executed in multiple counterparts, dated as of December 21, 1987, as amended by two Amendments to Note Purchase Agreement dated October 11, 1989, November 12, 1991, and December 22, 1993 (such Note Purchase Agreements as amended being hereinafter referred to as the "Agreement"), pursuant to which Borrower sold to Purchasers its 8.94% Senior Notes in an aggregate principal amount of $10,000,000 and its 11.20% Senior Notes in an aggregate principal amount of $20,000,000; and

         WHEREAS, Borrower and Purchasers now desire to amend the Agreement in the manner hereinafter set forth, as evidenced by the execution hereof by the requisite percentage of the Purchasers holding the Senior Notes; and

         WHEREAS, Borrower has notified Purchasers that, effective December 31, 1994, Enermart, Inc., a Delaware corporation and Wholly Owned Subsidiary of Borrower, will transfer all of its assets into a Pennsylvania business trust, known as Enermart Trust, of which Enermart, Inc. is the sole certificate holder, and Borrower has requested Purchasers' consent to such transfer of assets;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The definition of "Subsidiary" in Section 1.02 of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

         "Subsidiary" means each corporation, trust, partnership, or association in which the Borrower owns, directly or through another such corporation, trust, partnership, or association, fifty percent or more of the voting securities. All references in the Agreements with respect to a Subsidiary organized in the form of a corporate entity shall be deemed, when appropriate, to refer also to a Subsidiary organized in the form of a trust, partnership, or association."

         2. Section 3.01(b) of the Agreement shall be, and hereby is, amended by adding the following sentence at the end of such section:

         "Enermart, Inc. is, and shall at all times be, the sole certificate holder of Enermart Trust, and Enermart Trust shall at all times be deemed a Wholly Owned Subsidiary under the Agreements and shall be bound by all applicable provisions of the Agreements."

         3. Purchasers, by their execution of this Amendment to Note Purchase Agreement, hereby consent to the transfer of the assets of Enermart, Inc. to Enermart Trust as described above.

         4. Except to the extent amended or modified herein, the Agreement is, and shall continue, in full force and effect in accordance with the terms and provisions thereof.

         5. This Amendment to Note Purchase Agreement may be executed in multiple counterparts, all of which shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note Purchase Agreement effective as of the date first written above.

ATMOS ENERGY CORPORATION              JOHN HANCOCK MUTUAL LIFE
                                      INSURANCE COMPANY


By: /s/ JAMES F. PURSER               By: /s/ MARILYN O. BOSS
    -------------------                   -------------------
    James F. Purser                           Marilyn O. Boss
    Executive Vice President and              Investment Officer
    Chief Financial Officer

                                      MELLON BANK N.A., TRUSTEE
                                      UNDER MASTER TRUST AGREEMENT
                                      OF AT&T CORPORATION DATED
                                      JANUARY 1, 1984 FOR EMPLOYEE
                                      PENSION PLANS - AT&T - JOHN
                                      HANCOCK - PRIVATE PLACEMENT
                                      DIRECTED BY JOHN HANCOCK
                                      MUTUAL LIFE INSURANCE COMPANY

                                      By: /s/ JUDITH A. MANION
                                          --------------------
                                              Judith A. Manion
                                              Assistant Officer